Filed Pursuant to Rule 424(b)(3)
Registration No. 333-132123-05

$741,449,200 (Approximate)

SEQUOIA MORTGAGE TRUST 2007-3

Mortgage Pass-Through Certificates, Series 2007-3

SEQUOIA RESIDENTIAL FUNDING, INC.
Depositor

December 26, 2008

SECURITY	PRICE PAID	PROCEEDS RECEIVED
Sequoia Mortgage Trust 2007-3 Class 2-B3 Certificates	0.875%	$13,369

The above referenced securities are being sold by Sequoia Mortgage Funding Corporation, an affiliate of the Depositor, at the price set forth above to Credit Suisse Securities (USA) LLC.

Company Contact
Bo Stern
(415) 389-7373
bo.stern@redwoodtrust.com

The prospectus supplement dated July 25, 2007, should be read in its entirety by anyone considering an investment in the Securities being offered by Sequoia Mortgage Funding Corporation.
Consider carefully the risk factors beginning on page S-21 of the prospectus supplement.

The investments referred to above are not insured or guaranteed by any governmental agency. Offers of these Securities are made by prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved these securities or determined if the prospectus supplement dated July 25, 2007 or this prospectus supplement are accurate or complete. Any representation to the contrary is a criminal offense.

Supplement dated December 26, 2008
to the Prospectus Supplement dated July 25, 2007